Exhibit 99.1

        LifePoint Hospitals Reports Second Quarter 2007 Results

          Revises Guidance for Third and Fourth Quarters 2007

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 23, 2007--LifePoint
Hospitals, Inc. (NASDAQ: LPNT) today announced results for the second quarter and six months ended June 30, 2007.

    For the second quarter ended June 30, 2007, revenues from continuing operations were $654.3 million, up 16.8% from $560.2 million for the same period a year ago. Income from continuing operations for the quarter was $24.6 million, or $0.43 per diluted share, compared with income from continuing operations for the second quarter of 2006 of $37.2 million, or $0.66 per diluted share. Net income for the quarter was $13.4 million, or $0.23 per diluted share, compared with net income of $34.8 million, or $0.62 per diluted share, for the prior-year period.

    For the first half of 2007, revenues from continuing operations were $1.3 billion, up 15.3% from $1.1 billion for the first half of 2006. Income from continuing operations for the six months ended
June 30, 2007, decreased 12.6% to $63.3 million, or $1.11 per diluted share, compared with income from continuing operations for the six months ended June 30, 2006, of $72.4 million, or $1.29 per diluted share. Net income for the first half of 2007 decreased 40.8% to $43.2 million, or $0.76 per diluted share. Net income for the first half of 2006 was $72.9 million, or $1.30 per diluted share.

    As a result of its sale on July 1, 2007, Coastal Carolina Medical Center, a 41-bed acute care hospital in Hardeeville, South Carolina, has been reflected as discontinued operations. During the three months and six months ended June 30, 2007, the Company recognized impairment charges of $8.5 million and $16.4 million, net of income taxes, or $0.15 and $0.29 per diluted share, respectively, related to the disposal plans for Coastal Carolina Medical Center and for Colorado River Medical Center in Needles, California, which was identified as discontinued operations during the first quarter of 2007.

    In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, "While we are not satisfied with our second quarter performance, a significant portion of our results are primarily driven by three areas - bad debt, contract labor costs and professional fees, and medical malpractice insurance expense - and we are taking appropriate actions to address these issues. Our entire industry continues to face strong headwinds in these areas, and some of them impacted us more significantly in this quarter than in past quarters.

    "As we continue to implement our short- and long-term initiatives designed to deliver sustainable growth, we remain keenly focused on expense management. We have a solid team in place with the skills and expertise needed to continue executing our strategy. We are confident that by investing in and working closely with the communities in which we operate, we will be able to provide the highest quality care for our patients and at the same time drive enhanced value for our shareholders. We are confident in the future success of our business and our ability to grow and provide quality patient care at reasonable prices."

    The Company also announced that it is revising its previously issued guidance. The Company now expects earnings from continuing operations as follows:





(In millions, except
 diluted earnings per      Third        Fourth
 share)                   Quarter       Quarter           2007
                       ------------- ------------- -------------------
Revenues                $645 - $655   $660 - $670  $2,628.6 - $2,648.6
EBITDA                  $103 - $108   $109 - $114    $439.2 - $449.2
Earnings per share
 (fully diluted)       $0.50 - $0.55 $0.55 - $0.60    $2.15 - $2.25


    In addition, the Company now expects the following metrics:



           (Dollars in millions)                           2007
                                                     -----------------
           Admissions growth                            0.0% - 1.0%
           Bad debt                                    12.0% - 13.0%
           Interest expense                                $95.0
           Tax rate                                    41.0% - 41.5%


    During the second quarter, the Company completed its previously announced sale of 325-bed St. Joseph's hospital in Parkersburg, West Virginia. Proceeds from the transaction were used primarily to repay a portion of the indebtedness under the Company's credit agreement.

    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' second quarter conference call will be available on line at www.lifepointhospitals.com and www.earnings.com today, July 23, 2007, beginning at 10:00 a.m. Eastern Time.

    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 18 states. Of the Company's 49 hospitals, 46 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

    Important Legal Information

    Certain statements contained in this release are based on current management expectations and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint's future results are beyond LifePoint's ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation: (i) future increases in "bad debt" or the cost of proving care to uninsured or underinsured persons who are not able to pay all or any part of such costs, the collectibility of patient due and uninsured accounts receivable and the adequacy of our reserves for bad debt;
(ii) efforts by government and commercial third-party payors to reduce healthcare spending, including changes in the manner in which amounts that payors reimburse healthcare provided to covered individuals, including "high deductible" plans, increased co-pays and deductibles;
(iii) possible changes or reductions in Medicare and Medicaid reimbursement payments; (iv) the increasing cost of supplies used in the Company's hospitals; (v) the availability, cost and terms of contractual labor and healthcare service providers including nurses and certain physicians such as anesthesiologists, radiologists and emergency room physicians; (vi) the possibility of adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (vii) whether capital expenditures and other aspects of our business plan intended, at least in part, to allow our hospitals to provide a larger portion of the healthcare services sought by residents in our markets will be effective, and whether we are able to execute strategies to significantly grow patient volumes and revenues; (viii) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (ix) our ability to make acquisitions or divestitures, and to enter into joint ventures, on favorable terms and conditions, and to successfully integrate and operate acquired facilities; (x) the increasing pressure to allow physicians to own a portion of our hospitals, and our ability to effectively manage hospitals with physician partners; (xi) our ability to recruit and retain physicians, other healthcare professionals and management personnel; (xii) the geographic concentration of LifePoint's operations and changes in general economic conditions in the Company's markets; (xiii) changes in the Company's operating or expansion strategy and, if made, our ability to successfully execute such changed strategies; (xiv) our ability to successfully operate and integrate de novo facilities; (xv) the availability and terms of capital and liquidity to fund LifePoint's business strategies; (xvi) the Company's substantial indebtedness and changes in interest rates, our credit ratings and the amount or terms of our indebtedness; (xvii) changes in or interpretations of generally accepted accounting principles or practices; (xviii) volatility in the market value of LifePoint's common stock; (xix) the ability to manage healthcare risks, including those that could result in losses to us because we are significantly self-insured, as well as the availability, cost and terms of insurance coverage, malpractice litigation and governmental investigations; (xx) LifePoint's reliance on information technology systems maintained by HCA - Information Technology and Services, Inc. and the cost and other difficulties associated with converting facilities from one information system to another; (xxi) the costs of complying with the Americans with Disabilities Act and related litigation; and (xxii) those other risks and uncertainties described from time to time in LifePoint's filings with the Securities and Exchange Commission. Therefore, LifePoint's future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint," "LifePoint Hospitals" and the "Company" as used throughout this release refer to LifePoint
Hospitals, Inc. and its subsidiaries.



                      LIFEPOINT HOSPITALS, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

            Dollars in millions, except per share amounts


                                         Three Months Ended June 30,
                                       -------------------------------
                                             2007            2006
                                       ----------------- -------------
                                         Amount   Ratio  Amount Ratio
                                       ---------- ------ ------ ------
Revenues                                   $654.3 100.0% $560.2 100.0%

Salaries and benefits                       257.1   39.3  225.0   40.2
Supplies                                     89.7   13.7   76.8   13.7
Other operating expenses                    123.0   18.8   99.1   17.6
Provision for doubtful accounts              81.2   12.4   56.8   10.2
Depreciation and amortization                34.4    5.3   16.0    2.9
Interest expense, net                        25.4    3.9   24.2    4.3
                                       ---------- ------ ------ ------
                                            610.8   93.4  497.9   88.9
                                       ---------- ------ ------ ------

Income from continuing operations
 before minority interests and income
 taxes                                       43.5    6.6   62.3   11.1
Minority interests in earnings of
 consolidated entities                        0.8    0.1    0.4    0.1
                                       ---------- ------ ------ ------
Income from continuing operations
 before income taxes                         42.7    6.5   61.9   11.0
Provision for income taxes                   18.1    2.8   24.7    4.4
                                       ---------- ------ ------ ------
Income from continuing operations            24.6    3.7   37.2    6.6
                                       ---------- ------ ------ ------

Discontinued operations, net of income
 taxes:
      Loss from discontinued
       operations                           (2.6)  (0.4)  (2.1)  (0.4)
      Impairment of assets                  (8.5)  (1.3)      -      -

      Net (loss) gain on sale of
       hospitals                            (0.1)      -  (0.3)      -
                                       ---------- ------ ------ ------

      Loss from discontinued
       operations                          (11.2)  (1.7)  (2.4)  (0.4)
                                       ---------- ------ ------ ------



Cumulative effect of change in
 accounting principle, net of income
 taxes                                          -      -      -      -
                                       ---------- ------ ------ ------
Net income                                  $13.4  2.0 %  $34.8  6.2 %
                                       ========== ====== ====== ======

Basic earnings (loss) per share:
   Continuing operations                    $0.44         $0.67
   Discontinued operations                 (0.20)        (0.04)
   Cumulative effect of change in
    accounting principle                        -             -
                                       ----------        ------
   Net income                               $0.24         $0.63
                                       ==========        ======

Diluted earnings (loss) per share:
   Continuing operations                    $0.43         $0.66
   Discontinued operations                 (0.20)        (0.04)
   Cumulative effect of change in
    accounting principle                        -             -
                                       ----------        ------
   Net income                               $0.23         $0.62
                                       ==========        ======


                                          Six Months Ended June 30,
                                       -------------------------------
                                            2007            2006
                                       --------------- ---------------
                                        Amount  Ratio   Amount  Ratio
                                       -------- ------ -------- ------
Revenues                               $1,315.5 100.0% $1,140.8 100.0%

Salaries and benefits                     514.0   39.1    452.1   39.6
Supplies                                  182.1   13.8    158.6   13.9
Other operating expenses                  237.3   18.1    192.5   16.9
Provision for doubtful accounts           154.4   11.7    122.7   10.8
Depreciation and amortization              66.9    5.1     46.6    4.1
Interest expense, net                      51.8    3.9     47.1    4.1
                                       -------- ------ -------- ------
                                        1,206.5   91.7  1,019.6   89.4
                                       -------- ------ -------- ------

Income from continuing operations
 before minority interests and income
 taxes                                    109.0    8.3    121.2   10.6
Minority interests in earnings of
 consolidated entities                      1.1    0.1      0.7      -
                                       -------- ------ -------- ------
Income from continuing operations
 before income taxes                      107.9    8.2    120.5   10.6
Provision for income taxes                 44.6    3.4     48.1    4.3
                                       -------- ------ -------- ------
Income from continuing operations          63.3    4.8     72.4    6.3
                                       -------- ------ -------- ------

Discontinued operations, net of income
 taxes:
      Loss from discontinued
       operations                         (3.5)  (0.3)    (3.7)  (0.3)
      Impairment of assets               (16.4)  (1.2)        -      -

      Net (loss) gain on sale of
       hospitals                          (0.2)      -      3.5    0.3
                                       -------- ------ -------- ------

      Loss from discontinued
       operations                        (20.1)  (1.5)    (0.2)      -
                                       -------- ------ -------- ------



Cumulative effect of change in
 accounting principle, net of income
 taxes                                        -      -      0.7    0.1
                                       -------- ------ -------- ------
Net income                                $43.2  3.3 %    $72.9  6.4 %
                                       ======== ====== ======== ======

Basic earnings (loss) per share:
   Continuing operations                  $1.13           $1.30
   Discontinued operations               (0.36)               -
   Cumulative effect of change in
    accounting principle                      -            0.01
                                       --------        --------
   Net income                             $0.77           $1.31
                                       ========        ========

Diluted earnings (loss) per share:
   Continuing operations                  $1.11           $1.29
   Discontinued operations               (0.35)               -
   Cumulative effect of change in
    accounting principle                      -            0.01
                                       --------        --------
   Net income                             $0.76           $1.30
                                       ========        ========




                      LIFEPOINT HOSPITALS, INC.
           UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
       Dollars and shares in millions, except per share amounts

                                       Three Months      Six Months
                                           Ended            Ended
                                     ----------------- ---------------
                                         June 30,         June 30,
                                     ----------------- ---------------
                                       2007     2006    2007    2006
                                     --------- ------- ------- -------
Income from continuing operations        $24.6   $37.2   $63.3   $72.4
Loss from discontinued operations       (11.2)   (2.4)  (20.1)   (0.2)
Cumulative effect of change in
 accounting principle                        -       -       -     0.7
                                     --------- ------- ------- -------
                                         $13.4   $34.8   $43.2   $72.9
                                     ========= ======= ======= =======

Basic weighted average number of
 shares                                   56.1    55.6    56.0    55.5
Other share equivalents                    1.1     0.6     1.0     0.6
                                     --------- ------- ------- -------
Diluted weighted average number of
 shares and equivalents                   57.2    56.2    57.0    56.1
                                     ========= ======= ======= =======

Basic earnings (loss) per share:
   Continuing operations                 $0.44   $0.67   $1.13   $1.30
   Discontinued operations:
      Loss from discontinued
       operations                       (0.05)  (0.04)  (0.06)  (0.07)
      Impairment of assets              (0.15)       -  (0.29)       -
      Net gain (loss) on sale of
       hospitals                             -       -  (0.01)    0.07
                                     --------- ------- ------- -------
      Loss from discontinued
       operations                       (0.20)  (0.04)  (0.36)       -
   Cumulative effect of change in
    accounting principle                     -       -       -    0.01
                                     --------- ------- ------- -------

   Net income                            $0.24   $0.63   $0.77   $1.31
                                     ========= ======= ======= =======

Diluted earnings (loss) per share:
   Continuing operations                 $0.43   $0.66   $1.11   $1.29
   Discontinued operations:
      Loss from discontinued
       operations                       (0.05)  (0.04)  (0.06)  (0.07)
      Impairment of assets              (0.15)       -  (0.29)       -
      Net gain on sale of hospitals          -       -       -    0.07
                                     --------- ------- ------- -------
      Loss from discontinued
       operations                       (0.20)  (0.04)  (0.35)       -
   Cumulative effect of change in
    accounting principle                     -       -       -    0.01
                                     --------- ------- ------- -------

   Net income                            $0.23   $0.62   $0.76   $1.30
                                     ========= ======= ======= =======




                      LIFEPOINT HOSPITALS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             In millions

                                                 June 30,    Dec. 31,
                                                   2007      2006(1)
                                                ----------- ----------
                    ASSETS
Current assets:
   Cash and cash equivalents                          $13.4      $12.2
   Accounts receivable, less allowances for
    doubtful accounts of $409.5 and $326.2 at
    June 30, 2007 and December 31, 2006,
    respectively                                      307.3      321.6
   Inventories                                         68.6       65.9
   Assets held for sale                                29.5      155.1
   Prepaid expenses                                    15.9       12.6
   Income taxes receivable                                -       11.2
   Deferred tax assets                                149.8       49.2
   Other current assets                                19.0       20.6
                                                ----------- ----------
                                                      603.5      648.4
Property and equipment:
   Land                                                71.6       76.8
   Buildings and improvements                       1,151.1    1,061.5
   Equipment                                          622.7      597.7
   Construction in progress                            75.8       72.0
                                                ----------- ----------
                                                    1,921.2    1,808.0
   Accumulated depreciation                         (528.9)    (468.6)
                                                ----------- ----------
                                                    1,392.3    1,339.4

Deferred loan costs, net                               41.4       31.1
Intangible assets, net                                 47.0       33.7
Other                                                   4.9        4.5
Goodwill                                            1,519.1    1,581.3
                                                   $3,608.2   $3,638.4
                                                =========== ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                   $74.8     $108.4
   Accrued salaries                                    63.5       68.3
   Accrued interest                                    34.4       11.3
   Income taxes payable                                16.9          -
   Other current liabilities                           80.0      115.8
   Current maturities of long-term debt                 0.5        0.5
                                                ----------- ----------
                                                      270.1      304.3

Long-term debt                                      1,525.6    1,668.4
Deferred income taxes                                 138.0      120.5
Professional and general liability claims and
 other liabilities                                     78.9       82.3
Long-term income tax liability                         55.1          -

Minority interests in equity of consolidated
 entities                                              15.6       12.9

Stockholders' equity:
   Preferred stock                                        -          -
   Common stock                                         0.6        0.6
   Capital in excess of par value                   1,068.9    1,044.4
   Unearned ESOP compensation                         (4.8)      (6.4)
   Accumulated other comprehensive loss               (3.8)      (9.6)
   Retained earnings                                  464.0      421.0
                                                ----------- ----------
                                                    1,524.9    1,450.0
                                                ----------- ----------
                                                   $3,608.2   $3,638.4
                                                =========== ==========

(1)Derived from audited financial statements.




                      LIFEPOINT HOSPITALS, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             In millions

                                        Three Months     Six Months
                                           Ended            Ended
                                          June 30,        June 30,
                                      ---------------- ---------------
                                        2007    2006    2007    2006
                                      -------- ------- ------- -------
Cash flows from operating activities:
   Net income                            $13.4   $34.8   $43.2   $72.9
   Adjustments to reconcile net
    income to net cash provided by
    operating activities:
      Loss from discontinued
       operations                         11.2     2.4    20.1     0.2
      Cumulative effect of change in
       accounting principle, net of
       income taxes                          -       -       -   (0.7)
      Stock-based compensation             3.6     2.6     7.2     5.8
      ESOP expense (non-cash portion)      2.5     2.6     4.7     5.0
      Depreciation and amortization       34.4    16.0    66.9    46.6
      Amortization of deferred loan
       costs                               1.7     1.4     3.0     2.7
      Minority interests in earnings
       of consolidated entities            0.8     0.4     1.1     0.7
      Deferred income taxes (benefit) (16.6) 2.9 (35.0) (0.2) Reserve for professional and
       general liability claims, net       4.6     2.3     4.1     4.1
      Increase (decrease) in cash
       from operating assets and
       liabilities, net of effects
       from acquisitions and
       divestitures:
           Accounts receivable             7.0     6.3   (0.5)   (3.8)
           Inventories and other
            current assets                 4.0   (2.6)   (7.2)   (6.0)
           Accounts payable and
            accrued expenses              20.5    11.6  (12.8)   (5.7)
           Income taxes payable          (3.5)  (21.3)    38.7   (7.7)
      Other                                0.7   (0.1)     1.8     0.4
                                      -------- ------- ------- -------
           Net cash provided by
            operating activities -
            continuing operations         84.3    59.3   135.3   114.3
           Net cash (used in)
            provided by operating
            activities - discontinued
            operations                   (5.2)   (1.0)     7.6   (0.8)
                                      -------- ------- ------- -------
           Net cash provided by
            operating activities          79.1    58.3   142.9   113.5
                                      -------- ------- ------- -------

Cash flows from investing activities:
   Purchase of property and equipment   (40.6)  (44.9)  (72.6)  (95.0)
   Acquisitions, net of cash acquired        - (257.1)       - (260.6)
   Other                                   2.0   (0.3)     1.8   (0.6)
                                      -------- ------- ------- -------
         Net cash used in investing
          activities - continuing
          operations                    (38.6) (302.3)  (70.8) (356.2)
         Net cash provided by
          investing activities -
          discontinued operations         72.7     7.7    72.8    27.6
                                      -------- ------- ------- -------
         Net cash provided by (used
          in) investing activities        34.1 (294.6)     2.0 (328.6)
                                      -------- ------- ------- -------

Cash flows from financing activities:
   Proceeds from borrowings              575.0   250.0   615.0   260.0
   Payments of borrowings              (705.1)  (10.0) (757.5)  (20.0)
   Proceeds from exercise of stock
    options                               11.1       -    12.1     1.7
   Payment of debt issue costs          (13.3)       -  (13.3)   (0.4)
   Other                                 (0.4)   (0.5)       -   (0.3)
                                      -------- ------- ------- -------
         Net cash (used in) provided
          by financing activities      (132.7)   239.5 (143.7)   241.0
                                      -------- ------- ------- -------

Change in cash and cash equivalents (19.5) 3.2 1.2 25.9 Cash and cash equivalents at
 beginning of period                      32.9    53.1    12.2    30.4
                                      -------- ------- ------- -------
Cash and cash equivalents at end of
 period                                  $13.4 $56.3 $  13.4 $    56.3
                                      ======== ======= ======= =======

Supplemental disclosure of cash flow
 information:
   Interest payments                      $1.4 $19.9 $  30.2 $    45.0
                                      ======== ======= ======= =======
   Capitalized interest                   $0.7  $0.2 $   1.4 $     0.3
                                      ======== ======= ======= =======
   Income taxes paid, net                $38.1 $43.5 $  40.5 $    56.2
                                      ======== ======= ======= =======




                      LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS


                                                 Three Months Ended
                                                      June 30,
                                              ------------------------
                                                                  %
                                                2007     2006   Change
                                              -------- -------- ------
Continuing Operations: (1)
Number of hospitals at end of period                48       47   2.1%
Admissions                                      48,191   43,727   10.2
Equivalent admissions (2)                       96,121   86,267   11.4
Licensed beds at end of period                   5,666    5,150   10.0
Weighted average licensed beds                   5,666    5,153   10.0
Revenues ($ in millions)                        $654.3   $560.2   16.8
Revenues per equivalent admission               $6,807   $6,493    4.8
Outpatient factor (2)                             1.99     1.97    1.0
Emergency room visits                          221,645  200,960   10.3
Inpatient surgeries                             14,459   13,389    8.0
Outpatient surgeries                            37,531   34,528    8.7
Average daily census                             2,243    2,040   10.0
Average length of stay                             4.2      4.2      -
Medicare case mix index                           1.24     1.24      -

Same-Hospital: (3)
Number of hospitals at end of period                46       47  (2.1)
Admissions                                      43,536   43,727  (0.4)
Equivalent admissions (2)                       87,538   86,267    1.5
Licensed beds at end of period                   5,166    5,150    0.3
Weighted average licensed beds                   5,166    5,153    0.3
Revenues ($ in millions)                        $603.7   $560.2    7.8
Revenues per equivalent admission               $6,896   $6,493    6.2
Outpatient factor (2)                             2.01     1.97    2.0
Emergency room visits                          205,429  200,960    2.2
Inpatient surgeries                             13,190   13,389  (1.5)
Outpatient surgeries                            34,333   34,528  (0.6)
Average daily census                             2,026    2,040  (0.7)
Average length of stay                             4.2      4.2      -
Medicare case mix index                           1.25     1.24    0.8



                                                  Six Months Ended
                                                      June 30,
                                              ------------------------
                                                                  %
                                                2007     2006   Change
                                              -------- -------- ------
Continuing Operations: (1)
Number of hospitals at end of period                48       47   2.1%
Admissions                                     100,398   91,013   10.3
Equivalent admissions (2)                      195,575  176,110   11.1
Licensed beds at end of period                   5,666    5,150   10.0
Weighted average licensed beds                   5,666    5,171    9.6
Revenues ($ in millions)                      $1,315.5 $1,140.8   15.3
Revenues per equivalent admission               $6,726   $6,477    3.8
Outpatient factor (2)                             1.95     1.94    0.5
Emergency room visits                          443,920  399,715   11.1
Inpatient surgeries                             29,430   26,833    9.7
Outpatient surgeries                            74,454   68,290    9.0
Average daily census                             2,369    2,155    9.9
Average length of stay                             4.3      4.3      -
Medicare case mix index                           1.24     1.24      -

Same-Hospital: (3)
Number of hospitals at end of period                46       47  (2.1)
Admissions                                      91,006   91,013      -
Equivalent admissions (2)                      178,918  176,110    1.6
Licensed beds at end of period                   5,166    5,150    0.3
Weighted average licensed beds                   5,166    5,171  (0.1)
Revenues ($ in millions)                      $1,216.5 $1,140.8    6.6
Revenues per equivalent admission               $6,799   $6,477    5.0
Outpatient factor (2)                             1.97     1.94    1.5
Emergency room visits                          411,899  399,715    3.0
Inpatient surgeries                             26,784   26,833  (0.2)
Outpatient surgeries                            68,444   68,290    0.2
Average daily census                             2,145    2,155  (0.5)
Average length of stay                             4.3      4.3      -
Medicare case mix index                           1.25     1.24    0.8


(1) Continuing operations excludes the operations of hospitals that the Company classifies as discontinued operations.
(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(3) Same-hospital information includes 46 and 47 hospitals operated during the three months and six months ended June 30, 2007 and 2006, respectively. Same-hospital information for the three months and six months ended June 30, 2006, includes the operations of Guyan Valley Hospital, which LifePoint voluntarily closed and ceased operations effective December 29, 2006. Discontinued operations are excluded from same-hospital information.



    LIFEPOINT HOSPITALS, INC.

    UNAUDITED SUPPLEMENTAL INFORMATION

    Dollars in millions

    Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, minority interests in earnings of consolidated entities, income taxes, discontinued operations and cumulative effect of change in accounting principle. LifePoint's management and Board of Directors use adjusted EBITDA to evaluate the Company's operating performance and as a measure of performance for incentive compensation purposes. LifePoint's credit facilities use adjusted EBITDA for certain financial covenants. The Company believes adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.



                                             Three Months Ended
                                                  June 30,
                                       -------------------------------
                                            2007            2006
                                       --------------- ---------------
                                        Amount  Ratio   Amount  Ratio
                                       -------- ------ -------- ------
Revenues                                 $654.3 100.0%   $560.2 100.0%

Salaries and benefits                     257.1   39.3    225.0   40.2
Supplies                                   89.7   13.7     76.8   13.7
Other operating expenses                  123.0   18.8     99.1   17.6
Provision for doubtful accounts            81.2   12.4     56.8   10.2
                                       -------- ------ -------- ------
                                          551.0   84.2    457.7   81.7
                                       -------- ------ -------- ------
Adjusted EBITDA                          $103.3  15.8%  $ 102.5 18.3 %
                                       ======== ====== ======== ======

                                              Six Months Ended
                                                  June 30,
                                       -------------------------------
                                            2007            2006
                                       --------------- ---------------
                                        Amount  Ratio   Amount  Ratio
                                       -------- ------ -------- ------
Revenues                               $1,315.5 100.0% $1,140.8 100.0%

Salaries and benefits                     514.0   39.1    452.1   39.6
Supplies                                  182.1   13.8    158.6   13.9
Other operating expenses                  237.3   18.1    192.5   16.9
Provision for doubtful accounts           154.4   11.7    122.7   10.8
                                       -------- ------ -------- ------
                                        1,087.8   82.7    925.9   81.2
                                       -------- ------ -------- ------
Adjusted EBITDA                          $227.7 17.3 %   $214.9 18.8 %
                                       ======== ====== ======== ======


    The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited condensed consolidated statements of operations:



                                       Three Months      Six Months
                                            Ended           Ended
                                      ---------------- ---------------
                                          June 30,        June 30,
                                      ---------------- ---------------
                                        2007    2006     2007    2006
                                      -------- ------- -------- ------
Adjusted EBITDA                         $103.3  $102.5   $227.7 $214.9

Less:
   Depreciation and amortization          34.4    16.0     66.9   46.6
   Interest expense, net                  25.4    24.2     51.8   47.1
   Minority interests in earnings of
    consolidated entities                  0.8     0.4      1.1    0.7
   Provision for income taxes             18.1    24.7     44.6   48.1
   Loss from discontinued operations 11.2 2.4 20.1 0.2 Cumulative effect of change in
    accounting principle                     -       -        -  (0.7)
                                      -------- ------- -------- ------
Net income                               $13.4   $34.8    $43.2  $72.9
                                      ======== ======= ======== ======



    CONTACT: LifePoint Hospitals, Inc.
             David M. Dill, Chief Financial Officer, 615-372-8512